UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 19, 2010

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
              (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

              FLORIDA                        000-30392              13-4172059
              -------                        ---------              ----------
    (STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
                       OF INCORPORATION) IDENTIFICATION)


             335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142

                                      N/A

         (Former name or former address, if changed since last report)

  |_| Written communication pursuant to Rule 425 under the Securities Act
                                (17 CFR 230.425)

 |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
                              (17 CFR 240.14a-12)

    |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
                       Exchange Act (17 CFR 240.14d-2(b))

    |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
                       Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective March 19, 2010, the Issuer (the "Company") issued $3,000,000 of its 9% convertible debentures (the "Debentures") to five (5) accredited investors under Rule 506 of Regulation D. The Debentures are for a term of three (3) years and are convertible into shares of the Company's common stock at the option of the holder by dividing the principal amount of the Debenture to be converted by $0.50. The Debentures earn interest at a rate of 9% per annum payable in cash or in shares of the Company's common stock at the option of the holder. If the Holder elects to receive interest in shares of common stock, the number of shares of common stock to be issued for interest shall be determined by dividing accrued interest by $0.50. The Debentures have a mandatory conversion feature that will require the holders to convert in the event a majority of the Company's pre-existing outstanding 9% convertible debentures convert. Subject to the holder's right to convert and the mandatory conversion feature, the Company has the right to redeem the Debentures at a price equal to one hundred and ten percent (110%) multiplied by the then outstanding principal amount plus unpaid interest to the date of redemption. Upon maturity, the debenture and interest is payable in cash or common stock at the option of the Holder. The Company also has provided the holders of the Debentures registration rights. The Debentures contain customary price adjustment protections.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

          10.1 Form of Securities Subscription Agreement between the Company and Investor.

          10.2      Form of 9% Three (3) Year Debenture issued by the Company.

          10.3 Form of Registration Rights Agreement between the Company and Investor.

                                          ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: March 25, 2010
                                          By: /s/ David J. Johnson
                                          --------------------------------
                                          David J. Johnson
                                          Chief Executive Officer and President